Exhibit 10.3

SECOND AMENDMENT TO CONSULTING AGREEMENT

THIS SECOND AMENDMENT TO CONSULTING AGREEMENT is made and entered into this 10th day of February, 2016, by and between TapImmune Inc. (the “Company”) and Dr. John Bonfiglio (“Consultant”), and amends that certain Consulting Agreement between the Company and Consultant, dated February 10, 2015, as amended by the Amendment to the Consulting Agreement dated June 12, 2015 (together the “Consulting Agreement”).

WHEREAS, the Company and Consultant desire to extend the term of the Consulting Agreement which currently expires on February 10, 2016 by for an additional one hundred and eighty (180) days in order to continue to receive the services of Consultant;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Paragraph 3 of the Consulting Agreement is hereby amended to delete the reference to “February 10, 2016” and replace it with “August 10, 2016”.

2. Except as specifically modified by this Amendment, all other terms and conditions of the Consulting Agreement shall remain in full force and effect and the same are hereby ratified and confirmed.

3. This Amendment may be executed in one or more counterparts (including by electronic means), each counterpart is deemed an original, and all counterparts collectively constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

CONSULTANT:	COMPANY:

TapImmune, Inc.
/s/ John Bonfiglio	By:	/s/ Glynn Wilson
Dr. John Bonfiglio	Dr. Glynn Wilson, Chief Executive Officer